SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                   FORM 8-K/A



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report: (Date of earliest event reported) April 17, 2000



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                       1-3247           16-0393470
(State or other jurisdiction   (Commission      (I.R.S. Employer
of incorporation)              File Number)     Identification No.)



One Riverfront Plaza, Corning, New York         14831
(Address of principal executive offices)        (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

This Form 8-K/A amends Item 2 and Item 7 of the Form 8-K previously filed with the Securities and Exchange Commission on February 2, 2000 by including a description of the transaction and the financial statements and pro forma financial information referred to below.

Item 2. Acquisition or Disposition of Assets

On February 2, 2000, pursuant to the terms of the Master Sale and Purchase Agreement dated December 8, 1999 between Corning Incorporated, a New York corporation ("Corning"), and Siemens A.G., Corning acquired the worldwide optical cable and hardware businesses of Siemens A.G. which included Siemens' optical cable and equipment businesses and the remaining 50% of Siecor Corporation and Siecor GmbH for $1.4 billion (the Siemens transaction). This purchase price includes $120 million of assumed debt and $145 million of contingent performance payments payable, if earned, over a four-year period. Corning financed the transaction through the issuance of euro-denominated debt and common equity.

Assets in use by the businesses acquired consist of, and are not limited to, accounts receivable, inventory, fixed and tangible property (including, without limitation, all machinery, equipment, supplies, tools, furniture, fixtures, hardware and spare parts), intangible assets and contracts. Corning currently anticipates that substantially all of the assets acquired in the transaction will continue to be used in Corning's ongoing operations.

Item 7. Financial Statements, Pro Forma Information and Exhibits

(a)  Financial Statements of Businesses Acquired

Prior to the Siemens transaction, Corning consolidated Siecor Corporation in its financial statements and recorded its investment in Siecor GmbH on the equity method. The historical financial statements included in this filing represent the combined operations of Siecor GmbH and the worldwide cable and equipment business owned by Siemens A.G. as of and for its most recent fiscal year ended September 30, 1999. The legal entity structure of these operations is described in footnote 1 to the audited combined financial statements. These financial statements have been prepared in accordance with German Generally Accepted Accounting Principles and have been derived from the accounting records of Siemens A.G.

  (1)  Report of Independent Auditors
  (2) Combined balance sheet as of September 30, 1999 and statement of income for the year ended September 30, 1999
  (3)  Notes to the combined financial statements

(b)  Pro Forma Financial Information

  (1) Unaudited pro forma combined statement of income for the year ended December 31, 1999
  (2)  Unaudited pro forma combined balance sheet as of December 31, 1999
  (3)  Notes to unaudited pro forma combined financial statements

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date:  April 17, 2000         By  /s/   KATHERINE A. ASBECK
                                        Katherine A. Asbeck
                                        Vice President and Controller

Item 7(a)






                      Lichtwellenleiter Group of Siemens AG

                               Combined Financial
                                   Statements

                          as of and for the year ended
                                30 September 1999

Contents



Independent Auditors' Report


Combined Balance Sheet and Statement of Income


Notes to the Combined Financial Statements

                          Independent Auditors' Report


The Management
Lichtwellenleiter Group of Siemens AG

We have audited the accompanying combined balance sheet of the Lichtwellenleiter Group of Siemens AG ("LWL Group") as of September 30, 1999, and the related combined statement of income for the year ended September 30, 1999. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Germany, LWL Group's local standards, that are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the LWL Group as of September 30, 1999, and the results of its operations for the year ended September 30, 1999 in conformity with generally accepted accounting principles in Germany.

As discussed in note 1, the combined financial statements represent the LWL Group businesses of Siemens AG which were acquired by Corning Incorporated with effect from February 2, 2000. The combined financial statements referred to above have been prepared as if the LWL Group was a separate legal entity for the period presented.

As discussed in note 21, accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States.

Munich, Germany
March 31, 2000

KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


Dr. Schramm              Bauer
Wirtschaftsprufer        Wirtschaftspruferin

Lichwellenleiter Group of Siemens AG
Combined Balance Sheet
as of 30 September 1999 in thousands of Deutsche Mark

                                 NOTES
Combined Balance Sheet


Assets

Current assets

Cash and cash equivalents                18.913
Marketable securities                     1.259
Accounts receivable, trade       (5)    359.136
Accounts receivable, other
  affiliates                     (5)     29.600
Inventories, net                 (6)    146.350
Other current assets and
  prepaid expenses               (5)     20.849

Total current assets                    576.107

Deferred taxes                              821

Fixed assets                     (7)
Intangible assets                           538
Tangible assets                         275.091
Financial assets                         28.174

Total non-current assets                304.624

Total assets                            880.731

Liabilities and stockholders'
  equity

Current liabilities
Notes payable to banks                      928
Trade accounts payable                   81.328
Income tax payable                       21.595
Accounts payable other
  affiliates                                492
Accounts payable to
  Siemens AG                     (8)     22.931
Accrued expenses                 (9)     87.290
Other current liabilities        (8)     60.932

Total current liabilities               275.496

Long-term debt                   (8)     11.627
Pensions plan accrual                    92.486

Total long-term liabilities             104.113

Total liabilities                       379.609

Special reserves, to be taxed
  in later years                (10)     25.008

Stockholders' equity
Common stock                             87.378
Additional paid-in capital               59.823
Revenue reserves                         15.512
Minority interests              (11)     54.032
                                        216.745

ZF Konto                        (12)    219.775

Retained earnings brought
  forward                                 4.079
Net income                               35.349
Translation losses and gains                166
Retained earnings                        39.594

Total stockholders' equity              476.114

Total liabilities and
  stockholders' equity                  880.731


See accompanying notes to the combined financial statements.

Lichwellenleiter Group of Siemens AG
Combined Statement of Income
for the year ended 30 September 1999 in thousands of Deutsche Mark


                                NOTES

Combined Statement of Income

Net sales                            (16)  1.383.297
Cost of goods sold                         1.094.897
Gross profit                                 288.400

Research and development expenses             51.435
Selling and marketing expenses               166.799
General and administration expenses           39.230
Amortization of goodwill                          30
Other income                         (14)     88.549
Other expenses                       (15)     13.061

Earnings before interests and taxes          106.394

Interest income                                3.730
Interest expense                               6.596


Profit before tax                            103.528

Income taxes                                  32.867

Net income before minority interests          70.661

Minority interests                           -35.312

Net income                                    35.349

See accompanying notes to the combined financial statements.

Lichtwellenleiter Group of Siemens AG
Notes to Combined Financial Statements as of 30 September 1999 and for the year then ended

(1) Description of the Lichtwellenleiter Group

On 7/8 December 1999, Siemens AG, Berlin and Munich, as the seller and Corning Incorporated, New York, USA, as the purchaser signed a Master Sale and Purchase Agreement for the sale of the Lichtwellenleiter Group. The transaction was completed on February 2, 2000.

The Lichtwellenleiter Group (herein after referred to as LWL Group) consists of the following operations:

 .  optical fiber communications cable and related operations;
 .  copper cable communications cable and related operations;
 . cable related hardware and equipment operations; and . optical fiber operations.

The LWL Group is a business of Siemens AG and does not have a legal group structure and no entity within the group controls the LWL Group.

The combined financial statements of LWL Group includes the following entities directly or indirectly wholly owned by Siemens AG:

 . the German LWL line of business and copper communication cable business of Siemens AG, Germany (which has been transferred to SCC Special Communications Cables GmbH & Co. KG as of 1 January 2000);
 . RXS Kabelgarnituren GmbH, Hagen, Germany (which has been transferred to RXS
  Kabelgarnituren GmbH & Co. KG);
 . Norddeutsche Seekabelwerke GmbH, Nordenham, Germany (which has been transferred to Norddeutsche Seekabelwerke GmbH & Co. KG);
 . Teleco Cavi S.p.A., Italy;
 . RXS Morel Accessoires de Cables S.A., France;
 . LWL line of business of Siemens S.A. PCFO, Argentina;
 . LWL line of business of Siemens Ltd., Australia and . LWL line of business of NSW Corporation, USA.

Also included are
 . Siecor Fertigungsgesellschaft fur Lichtwellenleiter mbH & Co. KG, Neustadt
  bei Coburg, Germany and
 . Siecor Gesellschaft fur Lichtwellenleiter mbH, Neustadt bei Coburg,
  Germany.

Shareholders of these companies are Siemens AG and Corning Inc., New York, each with 50% of equity, but Siemens AG holds the majority of the voting rights.

The following companies are owned by Siemens AG or a subsidiary of Siemens AG and are allocated to the LWL Group as investments only:
                                                             Shares
                                                               %
                                                             ------

 .  Fibre Optic Cables and Accessories Ltd., Vietnam            51,0
 .  PT Siemens Kabel Optik, Indonesia                           51,0
 .  Egyptech Telecom Cables & Networks Company S.A.E., Egypt    33,3
 .  Tele-Cables A.E. Hellenic Communication, Greece             49,0
 .  Siemens Fibre Optik Kabolari Ltd. Sirketi, Turkey          100,0

Although the investments in Vietnam, Indonesia and Turkey are investments over 50% shareholding, these companies are not combined according to section 296 Abs. 1 Nr. 2 respectively section 296 Abs. 2 of the German Commercial Code.

(2) Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in Germany ("German GAAP") on a basis which reflects the combined results of operations and financial position of the LWL Group as if it was a separate entity for the period presented.

German GAAP does not provide specific guidance on the preparation of combined financial statements. For the preparation of the combined financial information the underlying financial statements of the LWL entities have been combined using the historical costs of the combined entities.

The combined statement of income include charges from Siemens AG to the LWL Group. These expenses include, but are not limited to, executive functions, central EDP services, personnel administration, finance services, treasury management services, litigation support services. Management believes that the charges received from Siemens AG are reasonable and that the terms of these services would not materially differ from those among unrelated parties.

For certain businesses which are not legal entities, certain of the assets, liabilities, income and expenses included in the combined financial statements cannot be derived in all cases directly from the accounting records and can only be attributed to the LWL Group by means of allocation and other assumptions by management. Allocations and other charges are based on either a direct identification or an allocation of assets, liabilities or expenses based on factors (i.e. sales, headcount). Management believes that the basis used for the allocations is appropriate. The actual expenses that would have been incurred may be different from those allocated amounts.

The accompanying combined financial statements may not necessarily reflect the financial position and results of operations that would have occurred had the LWL Group operated as a stand-alone entity on the date and for the period, indicated.

The combined balance sheet and the combined income statement are presented in a format similar to US GAAP.

The combined financial statements are presented in TDM, the German abbreviation of thousand of Deutsche Mark.

(3) Principles of Combination

The financial statements of the entities included in the combined financial statements are prepared according to uniform principles of accounting and valuation. For this purpose, the separate financial statements prepared in accordance with local or international regulations have been restated on a consistent basis to conform in all material respects to the uniform principles of accounting and valuation of the Siemens organization, which are in accordance with German Commercial Code.

Foreign Currency translation

The financial statements of entities within the LWL Group originally prepared in currencies other than DM are translated using the year-end exchange rate for the balance sheet and the average rates of exchange for the year for the income statement.

Elimination of intercompany transactions

All significant intercompany balances and transactions have been eliminated in combination.

Profits arising on assets purchased from other entities in the LWL Group and held in inventories have been eliminated.

Sales between entities in the LWL Group and other income items have been eliminated in full from the combined income statement by set-off with the corresponding expenses of the related entity.

(4) Accounting and Valuation Policies

Non-current assets

Acquired intangible assets are recorded at acquisition cost and amortized on a straight-line basis over periods not exceeding five years, or over the contractual useful lives of the assets, if longer. Goodwill is amortized over its estimated useful life or over periods up to 15 years. Goodwill is written down whenever recovery of the recorded costs is permanently impaired.

Property, plant and equipment is stated at acquisition or production cost less scheduled depreciation. A definition of production cost is provided under inventories. Acquisition or production cost is recorded net of applicable grants from third parties. Maintenance and repairs as well as interest cost are not capitalized but charged to expense as incurred. Domestic companies predominantly use the declining balance method of depreciation, switching to the straight-line method as soon as the latter results in higher depreciation charges. Depreciation of foreign companies' property, plant and equipment is generally provided on a straight-line basis. Low value assets are fully expensed in the year of acquisition.

Estimated useful lives of depreciable assets
---------------------------------------------------------------------
Factory and office buildings                           20 to 50 years
Other buildings                                         5 to 10 years
Technical equipment and machinery                  generally 10 years
Other equipment, plant and office equipment         generally 5 years
Equipment leased to customers                  generally 3 to 5 years

Exceptional depreciation is charged where a decline in value is other than temporary.

Investments are stated at cost. The carrying amount is reduced to recognize a decline other than temporary in the value of the investments at the balance sheet date. Long-term interest-free loans or loans at interest rates which are below market rates are stated at their discounted cash value.

Current assets

Inventories are carried at the lower of average acquisition or production cost or current value. In addition to direct materials and direct labour, production cost includes an appropriate proportion of material and production overheads as well as production related depreciation charges. Interest on borrowings is not capitalized within production cost. Inventories include reasonable and sufficient allowance for risks relating to slow-moving items and technical obsolescence and for the net realizable values associated with long-term contracts.

Accounts receivable and miscellaneous assets are stated at their nominal amounts or cost, or at their market values, if lower. Write-downs on accounts receivable are provided according to the probability of counter party default and for discernible country risks. Accounts receivable due after one year which bear no interest or have interest rates which are below market rates have been discounted.

Marketable securities included in liquid assets are reported at the lower of cost or quoted market prices at the balance sheet date.

Accruals and other liabilities

The accruals for pension plans and transition payments of domestic companies that provide for the contractual retirement benefits of employees and retirees, are set up according to actuarial principles under a projected benefit valuation method pursuant to the German Income Tax Act.

This method assumes that employees earn entitlement to pension benefits from their entry into employment until retirement, but not before attaining age thirty, based on equal annual amounts distributed over the employees' present and future service periods. As a result the accruals for pension plans are derived using the present value of future pension benefits for which a firm commitment exists at the balance sheet date, less the present value of outstanding annual amounts until retirement.

The present value is based on discounted amounts using an assumed rate of interest of 6%. Increases in pension commitments are reflected in pension accruals at the present value of benefits earned.

The Company used the updated 1998 mortality tables as a basis for determining pension accruals. The effects of adopting the new mortality assumptions have been fully provided for in fiscal year 1999.

Foreign subsidiaries establish accruals for retirement benefits of employees and retirees according to comparable actuarial principles using applicable local interest rates, unless the obligations are covered by pension funds.

Other accrued liabilities include reasonable and sufficient allowance for all perceived risks resulting from uncertain liabilities and for anticipated losses on uncompleted transactions.

Debt and other liabilities are reported at their repayment amounts.

Taxes

All liabilities or claims relating to current taxes on earnings, capital and property are reflected in the combined financial statements pursuant to the relevant tax laws applicable to the individual companies.

To present the LWL Group on a stand alone basis, income taxes were considered on the basis of a notional tax charge of the respective country.

Deferred taxes for legal entities are provided for the tax effects of temporary differences between the tax basis of an asset or liability and its reported amount in the combined financial statements, where appropriate. No deferred taxes are considered for combined operations which are not legal entities as these cannot be recovered in the case of a transfer of the business into a new separate legal company.

Deferred taxes have not been calculated on combination adjustments.

Exchange rate risks

In order to protect itself from exchange rate fluctuation risks, the Siemens Group enters into forward currency agreements (for hedging purposes only) via the Corporate Financial Service department of Siemens AG. All balance sheet items denominated in foreign currency are hedged in full on a Siemens Group basis, and contracted and planned transactions are hedged up to pre-defined limits.

Monetary balance sheet items in a foreign currency are stated at the closing (middle) rate, and the related hedging transactions are valued at their fair market value. Forward currency agreements entered into for planned sales in the following year and for other contractual commitments are calculated at their fair market value. Where forward currency agreements are in an unrealised loss position, a provision for loss is made. No adjustment is recognized when the forward currency agreements are in an unrealised profit position.

Recognition of revenues and expenses

Revenue is recognized when goods are shipped or services are provided and title passes to the customer. Revenue relating to long-term contracts are recorded when the contract has been completed (completed contract method) or the customer has taken delivery of defined part or service (performance milestones).

All research and development costs are expensed as incurred.


Notes to the balance sheet

(5) Accounts receivable and other assets

Accounts receivable and other assets include an amount of TDM 33.254 which is due in more than one year.

Other assets and prepaid expenses includes primarily tax refund claims, receivables due from suppliers, and prepaid expenses. Prepaid expenses include TDM 344 which was paid by Teleco Cavi S.p.A. as a debt discount on a long term loan.

(6) Inventories

                                   30.09.1999
                                       TDM
                                   ----------

Finished goods and merchandise        66.106
Work in process                       45.540
Cost of unbilled contracts            77.380
Raw material and supplies             39.970
Advances to suppliers                 14.999
Advances received from customers      97.645
                                     -------

                                     146.350

(7) Fixed assets


              At                           At              Net    Net
              cost                         cost   Accumu-  book   book   Depre-
              value        Reclassi-       value  lated    value  value  cia-
              01.10. Addi- fica-    Dis-   30.09. depreci- 30.09. 30.09. tion
in TDM        1998   tions tions    posals 1999   ation    1999   1998   98/99
              -----------------------------------------------------------------

Intangible
Assets
1.Licences,
  trade marks
  and patents,
  etc. as well
  as licences
  to such
  rights
  and assets   2.282  1.405      0    16   3.671   3.133     538       969 1.836
2.Goodwill    66.737      0      0     0  66.737  66.737       0        30    30
3.Advances
  paid on
  intangible
  assets         574      0      0   574       0       0       0         0     0
            --------------------------------------------------------------------
              69.593  1.405      0   590  70.408  69.870     538       999 1.866
            --------------------------------------------------------------------

Tangible
Assets
1.Land, rights
  similar to
  land, and
  buildings,
  including
  buildings
  on property
  owned by
  others     148.334  7.318  6.708 1.091  161.269  75.198  86.071  75.307  5.513
2.Technical
  equipment
  and
  machinery  467.601 18.224 15.729 43.508 458.046 347.665 110.381 119.434 38.459
3.Other
  equipment,
  office
  furniture
  and
  equipment  174.330 22.057  7.890 20.665 183.612 142.655  40.957  37.544 21.882
4.Advances
  paid on
  fixed
  assets,
  and
  assets
  under
  construc-
  tion       49.854 21.748 -30.327  3.593  37.682       0  37.682  48.260      0
            --------------------------------------------------------------------
            840.119 69.347       0 68.857 840.609 565.518 275.091 280.545 65.854
            --------------------------------------------------------------------

III. Financial
Assets
1.Shares in
  group
  companies   21.931    526      0      0  22.457      50  22.407  21.881      0
2.Loans in
  group
  companies        0      0      0      0       0       0       0       0      0
3.Investments
  (shares)     4.991      1      0      0   4.992     465   4.527   4.525      0
4.Other
  investments
  - long term      0      0      0      0       0       0       0       0      0
5.Other
  loans        1.189    366      0    249   1.306      66   1.240   1.161     40
             -------------------------------------------------------------------
              28.111    893      0    249  28.755     581  28.174  27.567     40
             -------------------------------------------------------------------
     Total   937.823 71.645      0 69.696 939.772 635.969 303.803 309.111 67.760
             -------------------------------------------------------------------

(8) Liabilities

Long term debt of TDM 11.627 includes an amount of TDM 7.874, which is due after more than one year. All trade accounts payable and other liabilities are due within one year.

Accounts payable due to Siemens AG primarily represents financing of the legal entities of the Siemens LWL Group resulting from cash pooling.

Other current liabilities include primarily wages and salaries of TDM 22.290, taxes of TDM 14.864 and amounts in respect of social security of TDM 6.245.

(9) Accrued expenses

Accrued expenses include the following:

                                                30.09.1999
                                                   TDM
                                                ----------

Personnel costs                                   30.935
Commitments from warranty contracts                4.245
Commitments from completion guarantees             1.167
Delayed performance and contractual penalties     11.137
Warranties                                        18.248
Losses from contracts                              4.096
Licences                                           1.500
Outstanding invoices                               3.160
Severance payments                                 3.167
Other accruals                                     9.635
                                                  ------

                                                  87.290


(10) Special reserves, to be taxed in later years

The special reserves represent an adjustment to the fixed assets balance according to German tax law due to higher depreciation rates for tax purposes than in the statutory accounts. As the higher depreciation expenses for tax purposes only result in a reduction of taxable income, if a corresponding depreciation is also considered in the statutory accounts, it is allowed under German Commercial Code to show the difference between the depreciation expenses according to German tax law and statutory accounts as a special reserve, to be taxed in later years. This reserve is reversed against income over the useful life of the fixed assets.

The special reserves are set up according to Zonenrandfordergesetz and Fordergebietsgesetz. The current year income from reversal of special reserves amounts to TDM 2.902.

(11) Minority interests

Minority interests represent the minority shareholder's proportional share of equity of the combined subsidiaries SIECOR Gesellschaft fur Lichtwellenleiter mbH, Neustadt bei Coburg, and SIECOR Fertigungsgesellschaft fur
Lichtwellenleiter mbH & Co. KG, Neustadt bei Coburg.

(12) Equity

For the LWL lines of business of Siemens AG, Germany, Siemens Ltd., Australia, Siemens S.A., Argentina, and NSW Corp., USA, which are not separate legal entities and are considered on the basis of carve out financial statements, no equity portion was allocated to the LWL business units. Instead a suspense account (ZF Konto) is maintained which contains both payment and financing transactions as well as changes in equity. Retained earnings from prior years are recorded against the ZF Konto.

In the combined financial statements ZF Konto is included as part of equity.

(13) Commitments and Contingencies

                                         30.09.1999
                                             TDM
                                         ----------

Guarantees                                 50.909

Obligations from
    leasing contracts (over 1 year)         8.918
    rent contracts (over 1 year)            6.097
    long term purchase contracts           46.500
    purchase commitment for fixed assets   15.000


Various legal actions, proceedings and claims are pending or may be instituted or asserted in the future, including those arising out of alleged defects in the LWL Group's products and product warranties.

Litigation is subject to many uncertainties; the outcome of individual litigated matters is not predictable with assurance; and it is reasonably possible that individual claims may be decided unfavourably for the LWL group. Identifiable risks are covered by corresponding provisions.

The pension fund NSW-Hilfe GmbH (investment of NSW GmbH) is funded according to German Tax Law (section 4 d EStG). Under consideration of the valuation method used for pension accruals, the pension fund is underfunded by DM 4,2 Mio.

Notes to the income statement

(14) Other income

The major components of other income are income from the change in provisions and the reversal of accruals.

(15) Other expenses

This position primarily includes the increase of pension accruals due to the calculation of the pension liability by applying new mortality tables of TDM
4.442 and the elimination of differences between statutory accounts and the conversion to German Commercial Code at Teleco Cavi S.p.A. of TDM 3.737 resulting from prior years.

Additional information

(16) Net Sales by destination

                                    1998/99
                                      TDM
                                   ----------

Germany                              552.528
Other European countries             419.465
United States of America             118.702
Asia/ Pacific countries              160.006
Other countries                      132.596
                                   ---------
                          Total    1.383.297
                                   ---------


(17) Personnel costs

                                    1998/99
                                      TDM
                                   ---------

Wages and salaries                  261.502
Social security and pension costs    57.181
   thereof pensions                  10.966


(18) Average number of employees

The annual average number of employees was as follows:

                                   1998/99
                                     TDM
                                   -------

Production                          1.969
Selling                               468
Research and development              203
General and administration            339
                                   ------

                                    2.979

(19) Listing of investments held


                                                      Total      Result of the
                                           Share in   Equity   last fiscal year
Name of company and location                  %        TDM             TDM
--------------------------------------------------------------------------------

Teleco Cables - Tunis                        50,0%     8.980       835

NSW-Hilfe GmbH Unterstutzungseinrich-tung
  der NSW AG, Nordenham, Germany            100,0%    16.110       986

NSW Technology Ltd., Aberdeen,
  Great Britain                             99,99%     1.055       266

XL Telecom Limited, Chandralok, India        29,7%     3.958        59

Egyptech Telecom Cables Co. SAE, Egypt       33,3%    35.639     9.806

TELE-CABLES A.E. Hellenic
  Telecommunication, Greece                  49,0%    18.125     3.764

PT Siemens Kabel Optic, Indonesia            51,0%     1.684       315

Fibre Optic Cable and Accessories Ltd.,
  Vietnam                                    51,0%     7.168         6

Siemens Fiber Optic Kablolar Sirketi,
  Turkey*                                   100,0%     2.689         -

* established in 1999

(20) Supervisory board and Managing Board remuneration and loans granted

Due to the nature of combined operations no specific supervisory board and managing board exists.

(21) Significant differences between German and United States Generally Accepted Accounting Principles

The LWL Group combined financial statements comply with German GAAP, which differ in certain significant respects from US GAAP. The significant differences that affect the combined net income and shareholders' equity of the LWL Group are set out below:

a) General recording of provisions, reserves and valuation adjustments

Under German tax law a company's financial statements prepared under German Commercial Code are also the basis of its tax balance sheet and therefore, tax considerations influence their preparation. Companies therefore may tend to apply more conservative valuation methods in their financial statements than they might otherwise. German GAAP permits the recognition of accruals or provisions for uncertain liabilities and loss contingencies. The amount of such accruals or provisions represents the anticipated expense of the company.

Under US GAAP, an accrual for a loss contingency is recorded by a charge to income if it is both probable that an asset has been impaired or a liability has been incurred and at the same time the minimum amount of the loss can be reasonably estimated. Less precisely determinable reserves for future losses, cost or risks do not meet the condition for accrual under US GAAP, but may be required according to German GAAP based on the application of the prudence principle.

b) Trade accounts receivable and other receivables

Under German GAAP, accounts receivable are reported net of the allowance for bad debts. Allowances for bad debts are set up in order to reserve specific receivable balances determined to be uncollectible. Provisions for rebates and discounts are also established in those entities where these expenses are actually incurred. Additionally, the LWL Group has set up general provisions as well as provisions for bad debts on basis of specific rates for each country (country risk provision).

Under US GAAP the individual, general and country risk provisions have to be restated to reflect the actual expected losses from the non-recovery of receivables.

c) Inventories

For German GAAP purposes, finished and unfinished goods are valued at production cost, as defined by the applicable tax regulations. To comply with US GAAP, the cost of finished and unfinished goods have to be restated to the fully absorbed production cost.

Under German GAAP, work in process (projects) are recorded at cost. Income is not realized before completion of the project. For US GAAP purposes, work in process for projects over one year, under certain circumstances, should be accounted for by using the percentage of completion method.

d) Intangible assets

German GAAP does not allow capitalization of self-developed software. Under US GAAP, software development costs (net of amortization) have to be capitalized in accordance with SOP 98-1.

e) Property, Plant and Equipment

Under German GAAP, depreciation is calculated using the declining balance method switching to the straight line method when the resulting depreciation expense for the individual asset is higher as allowed by German tax legislation. Under US GAAP, either the straight line method or an accelerated method should be used.

For German GAAP purposes, the office buildings of RXS GmbH are depreciated in line with the rules of the German Tax Code (section 7 EStG). For US GAAP purposes, straight line depreciation should be calculated over the estimated useful lives of the buildings. Additionally, special tools used by RXS GmbH are depreciated for German GAAP purposes with changing percentages from year to year. To comply with US GAAP, this depreciation has to be replaced by straight line or accelerated depreciation calculated over the estimated useful life.

In addition, US GAAP requires the capitalization of interest costs as part of the historical cost of assets requiring a period of time to construct. German GAAP has no such requirement. For the year ended 30 September 1999 interest capitalization for self constructed assets is not applicable.

The entities in the LWL Group do not have material lease or rental contracts which would require capitalization under US GAAP.

f) Exchange rate risk

Under German GAAP, a provision for losses is recorded, if unrealised losses from forward currency agreements exist. Unrealized gains on forward currency agreements are not taken to income. For US GAAP purposes, unrealised losses and gains are generally reflected in income (except in certain circumstances that the forward currency agreement qualifies as a hedge).

g) Deferred Taxes

Under German GAAP, deferred tax assets and liabilities are not generally recognized for all differences between the book carrying values and tax bases of the assets and liabilities. Under US GAAP, with some exceptions deferred tax assets and liabilities are recognized for all differences between the book carrying values and tax bases of the assets and liabilities and net operating loss carry forwards using future statutory tax rates. In addition, a valuation allowance is established when it is more likely than not that deferred tax assets will not be realized.

h) Accrued Expenses

Other accruals, especially accruals for losses from warranty obligations and for potential claims arising from patent/license infringements have to be adjusted to comply to the criteria for accruals under US GAAP as mentioned above.

Accrued losses on sales contracts have to be calculated on a variable cost basis for US GAAP, which would result in lower accruals.

i) Pensions

Pension accruals and similar obligations are based upon the actuarial calculations using the entry age method as defined in the German tax code. US GAAP is more prescriptive particularly as to the use of actuarial assumptions and requires a different actuarial method (the projected unit credit method) to be used. Under US GAAP, pension costs and similar obligations have to be accounted for in accordance with SFAS No. 87 "Employers' Accounting for Pensions".

Furthermore, the pension liability of NSW Hilfe GmbH, the pension fund of Norddeutsche Seekabelwerke GmbH, is not reflected in the balance sheet according to German GAAP. Under US GAAP, the pension fund has to be considered in the combined financial statements of the LWL Group and the corresponding pension liability has to be calculated in accordance with SFAS No.87.

j) Special reserves, to be taxed in later years

German GAAP allows for special tax depreciation. Special reserves booked in accordance with the German Tax Code have to be reversed for US GAAP purposes against retained earnings and the current year income effect of the reversal of the special reserves has to be eliminated from the income statement.

Munich, 31 March 2000

Lichtwellenleiter Group of Siemens AG




Joachim Beninde     Manfred Heier

(b)  Pro Forma Financial Information

The following unaudited pro forma combined supplemental financial information and accompanying notes should be read in conjunction with the historical financial statements and related notes of Corning.

The unaudited pro forma combined supplemental financial information is provided for informational purposes only and does not purport to represent what the combined financial position and results of operations would actually have been had the Siemens transaction in fact occurred at the dates indicated. The following unaudited pro forma supplemental combined statement of income and unaudited pro forma combined supplemental balance sheet illustrate the estimated effects of the merger as if that transaction had occurred at the beginning of the period presented for the statement of income and at the end of the period for the balance sheet. The following unaudited pro forma combined supplemental information was derived using the following:

 . Corning's consolidated year end financial statements as filed in Amendment
  2 to Form 10-K as of and for the year ended December 31, 1999
 . Siecor GmbH's financial information as of and for the year ended September
  30, 1999
 . Siemens A.G.'s worldwide optical fiber, cable and equipment businesses' financial information as of and for the year ended September 30, 1999

Adjustments have been made to reclassify the presentation of the historical financial statements of the businesses obtained in the Siemens transaction to be consistent with Corning's presentation. The financial position and results of Siecor GmbH and Siemens A.G.'s worldwide cable and equipment businesses are presented in the column labeled "Siemens Transaction" in the pro forma combined supplemental financial information. The amounts presented have been adjusted for differences between German generally accepted accounting principles and those of the United States.

Unaudited Pro Forma Combined Supplemental Balance Sheet
December 31, 1999
(In millions)

                                               Siemens     Pro Forma   Combined
                                    Corning  Transaction  Adjustments  Pro Forma
                                    -------  -----------  -----------  ---------
            Assets
Current assets
  Cash                              $  121.8  $   9.8     $1,135.0(B) $  131.6
                                                          (1,135.0)(B)
  Short-term investments, at cost
    which approximates market value    158.6      5.9        265.0(D)    429.5
  Accounts receivable, net of
    doubtful accounts and allowances   872.4    236.3                  1,108.7
  Inventories                          602.2    106.4                    708.6
  Deferred taxes on income and
    other current assets               229.2      6.3                    235.5
                                    --------  -------     --------    --------

    Total current assets             1,984.2    364.7        265.0     2,613.9
                                    --------  -------     --------    --------

Investments
  Associated companies, at equity      421.9     30.3        (20.3)(C)   431.9
  Others, at cost                       82.5                              82.5
                                    --------  -------     --------    --------

                                       504.4     30.3        (20.3)      514.4
                                    --------  -------     --------    --------

Plant and equipment
  net of accumulated depreciation    3,201.7    151.5        107.3(A)  3,460.5

Goodwill and intangible assets
  net of accumulated amortization      506.7      1.1        723.9(A)  1,231.7

Other assets                           329.0     19.6                    348.6
                                    --------  -------     --------    --------

                                    $6,526.0  $ 567.2     $1,075.9    $8,169.1
                                    ========  =======     ========    ========


Liabilities and Shareholders' Equity

Current liabilities
  Loans payable                     $  420.7  $   2.3                 $  423.0
  Accounts payable                     418.0     39.7                    457.7
  Other accrued liabilities            715.3    124.9        145.0(E)    985.2
                                    --------  -------     --------    --------

    Total current liabilities        1,554.0    166.9        145.0     1,865.9
                                    --------  -------     --------    --------

Other liabilities                      720.6     88.2                    808.8
Loans payable beyond one year        1,490.4      3.9        488.7(B)  1,983.0

Minority interest in subsidiary
  companies                            284.8                (160.9)(F)   123.9
Convertible preferred stock             13.5                              13.5
Common shareholders' equity
  Common stock, including
    excess over par value
    and other capital                1,359.3    121.0         911.3(B) 2,270.6
                                                             (121.0)
  Retained earnings                  1,790.0    187.2        (187.2)   1,790.0
  Less cost of common stock in
    treasury                          (656.0)                           (656.0)
  Accumulated other comprehensive
    income                             (30.6)                            (30.6)
                                    --------  -------      --------   --------
Common shareholders' equity          2,462.7    308.2         603.1    3,374.0
                                    --------  -------      --------   --------

                                    $6,526.0  $ 567.2      $1,075.9   $8,169.1
                                    ========  =======      ========   ========

Unaudited Pro Forma Combined Supplemental Statement of Income
For the year ended December 31, 1999
(In millions, except per share amounts)

                                             Siemens      Pro Forma    Combined
                                    Corning  Transaction  Adjustments  Pro Forma
                                    -------  -----------  -----------  ---------
Revenues
  Net Sales                         $4,741.1  $ 758.6     $           $5,499.7
  Royalty, interest and
    dividend income                     41.4      1.2                     42.6
  Non-operating gain                    30.0                              30.0
                                    --------  -------     -------     --------
                                     4,812.5    759.8                  5,572.3
Deductions
  Cost of sales                      2,930.3    586.9         8.8(A)   3,526.0
  Selling, general and
    administrative expenses            667.4    115.0                    782.4
  Research, development and
    engineering expenses               378.2     29.8                    408.0
  Provision for restructuring and
    impairment                           1.4                               1.4
  Amortization of purchased
    intangibles
    including goodwill                  27.8                 56.2(A)      84.0
  Interest expense                      93.2      1.8        30.2(B)     125.2
  Other, net                            39.3      0.4                     39.7
                                    --------  -------     -------     --------

  Income from continuing operations
    before taxes on income             674.9     25.9       (95.2)       605.6
  Taxes on income from continuing
    operations                         207.1      3.9       (26.8)       184.2
                                    --------  -------     -------     --------

  Income before minority interest
    and equity earnings                467.8     22.0       (68.4)       421.4
  Minority interest in earnings of
    subsidiaries                       (66.8)                45.0(F)     (21.8)
  Dividends on convertible preferred
    securities of subsidiary            (2.3)                             (2.3)
  Equity in earnings of associated
    companies                          112.3                (14.6)(C)     97.7
                                    --------  -------     -------     --------

Income from continuing operations   $  511.0  $  22.0     $ (38.0)    $  495.0
                                    ========  =======     =======     ========


Basic earnings per share from
  continuing operations             $   2.00                          $   1.89
Diluted earnings per share from
  continuing operations             $   1.95                          $   1.85
Weighted average shares
  outstanding-basic                    255.1                   6.0(B)    261.1
Weighted average shares
  outstanding-diluted                  265.1                   6.0(B)    271.1

Notes to Unaudited Pro Forma Combined Supplemental Financial Statements


(A) The total purchase price of the Siemens transaction approximates $1.4 billion, which includes $120 million of assumed debt and $145 million in contingent performance payments. Portions of the Siemens transaction are expected to close at future dates into 2001. The pro forma presentation assumes all portions of the transaction have been closed. The excess of the purchase price over the fair value of net assets acquired was allocated as follows (amounts in millions):

                                                      Annual
                                                  Depreciation or    Useful
                                          Amount   Amortization      Lives
                                          ------  ---------------  ----------

        Property, plant and equipment     $107.3       $ 8.8       5-20 years
        Goodwill and other intangibles    $723.9       $56.2       5-20 years


(B) Corning financed the Siemens transaction with a combination of euro-denominated debt and common equity. In the first quarter of 2000, Corning completed a debt offering generating net proceeds of $488.7 million and consisting of 200 million EURO bonds with an interest rate of 4.25% maturing in 5 years and 300 million EURO bonds with an interest rate of 5.375% maturing in 10 years. In addition, Corning completed an equity offering of approximately 14.9 million shares of common stock which generated net proceeds of approximately $2.2 billion. This pro forma presentation reflects a portion of this offering (6 million shares with proceeds of $911.3 million) being used to fund the remaining portion of the $1.4 billion acquisition.

(C) Reflects the elimination of Corning's 50% investment in and equity earnings from Siecor GmbH which was previously accounted for under the equity method.

(D) The increase to marketable securities reflects liquid assets from financing transactions that will be used to repay assumed debt and fund contingent performance payments.

(E) Includes the assumption that contingent purchase price of approximately $145 million will be earned.

(F) Reflects the elimination of minority interest related to Siemens' 50% ownership of Siecor Corporation, which is consolidated in Corning's historical financial statements.